                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): AUGUST 1, 1996




                         HOUGHTEN PHARMACEUTICALS, INC.
               (Exact Name of Registrant as Specified in Charter)




        DELAWARE                     0-27972                     51-0336233
     (State or Other               (Commission                  (IRS Employer
     Jurisdiction of               File Number)              Identification No.)
     Incorporation)




3550 GENERAL ATOMICS COURT, SAN DIEGO, CA                               92121
(Address of Principal Executive Offices)                              (Zip Code)




                                 (619) 455-3814
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On June 24, 1996, Houghten Pharmaceuticals, Inc., a Delaware corporation ("HPI"), ChromaXome Corp., a Delaware corporation ("CXC"), CXC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of HPI ("Acquisition Corporation"), Katie A. Thompson, Michael C. Dickman, Robert
E. Leach and Donna C. Leach entered into an Agreement and Plan of Reorganization (the "Merger Agreement") providing for the merger of Acquisition Corporation with and into CXC (the "Merger"), with CXC being the surviving corporation. At a special meeting of CXC stockholders held on July 23, 1996, the Merger was approved. On August 1, 1996, the Merger was consummated with the filing of a Certificate of Merger in Delaware.

         CXC, located in San Diego, California, is an early stage combinatorial biology company which has developed technology to transfer metabolic pathways from marine and terrestrial microbes into bacteria. CXC will operate as a wholly-owned subsidiary of HPI, and HPI intends for CXC to continue CXC's research and development activities in the area of combinatorial biology.

         Pursuant to the terms of the Merger Agreement, HPI has acquired all of the outstanding shares of CXC capital stock. Holders of CXC capital stock prior to the Merger will receive, in the aggregate, up to approximately 579,500 shares of the common stock, par value $.001 per share, of HPI ("HPI Common Stock"); however, two-thirds of this amount, or approximately 386,330 shares of HPI Common Stock, is subject to the achievement of certain milestones by the business of CXC. In addition, holders of options to acquire CXC capital stock prior to the Merger have received, in the aggregate, options to acquire up to approximately 53,900 shares of HPI Common Stock (which amount is subject to vesting and, in some instances, the achievement of certain milestones by the business of CXC). The number of shares of HPI Common Stock issued in the Merger was determined by negotiation between HPI and CXC.

         The acquisition will be accounted for using the purchase method of accounting, and HPI will record a charge of approximately $1.6 million related to the acquisition of in-process technology in the third quarter of 1996. Upon the achievement of milestones by the business of CXC and the related issuance of shares of HPI Common Stock (and milestone-based vesting of options to acquire such stock), HPI will record an additional charge related to the acquisition of in-process technology in the quarter of such issuance (the amount of which will be dependent upon the market price of HPI's Common Stock at that time, the number of shares issued and the value of milestone-based options which vest at that time).

         Upon the effectiveness of the Merger, Bernard D. King, M.D. became the President and Chief Executive Officer of CXC, and Terence E. McMorrow became the Treasurer, Chief Financial Officer and Secretary of CXC. Messrs. King and McMorrow are presently executive officers of HPI. Messrs. King and McMorrow also joined Katie A. Thompson as directors of CXC. Ms. Thompson had previously served as a director and executive officer of CXC. Michael C. Dickman, the former President and a director of CXC, has been retained as a consultant to CXC.

         Ms. Thompson, as well as full-time CXC employees, are (to the extent not treated by continuation of CXC benefit plans) eligible to participate in HPI employee benefit plans, including HPI's stock option plan. It is HPI's general policy to offer stock options to new employees; however, in the context of the Merger, this policy will be balanced against the already outstanding options to acquire HPI Common Stock which certain CXC employees received as a result of the Merger.

         The foregoing description of the transactions involving HPI and CXC and the various agreements entered into in connection therewith, is qualified in its entirety by reference to the Agreement and Plan of Merger, a copy of which is filed as an exhibit to this Form 8-K and incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         A. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The report of independent auditors, the audited balance sheets of CXC (a development stage company) as of April 30, 1996 and December 31, 1995, 1994 and 1993 and the related audited statements of operations, net capital deficiency and cash flows for the four months ended April 30, 1996, each of the two years in the period ended December 31, 1995, the period from March 10, 1993 (inception) to December 31, 1993 and the period from March 10, 1993 (inception) to April 30, 1996 are filed as a part of this report.

         B. PRO FORMA FINANCIAL INFORMATION.

         An unaudited pro forma condensed combined balance sheet as of June 30, 1996 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996, giving effect to the Merger as of June 30, 1996 for the pro forma condensed combined balance sheet and as of January 1, 1995 for the pro forma condensed combined statements of operations, are filed as a part of this report.

         C.       EXHIBITS.

          2.1 Agreement and Plan of Reorganization dated as of June 24, 1996 by and among HPI, CXC, CXC Acquisition
                  Corporation, Katie A. Thompson, Michael C. Dickman, Robert E. Leach and Donna C. Leach.

         23.1     Consent of Ernst & Young LLP.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  August 15, 1996.

                                        HOUGHTEN PHARMACEUTICALS, INC.

                                        By  /s/  Terence E. McMorrow
                                           --------------------------
                                            Terence E. McMorrow
                                            Vice President, Finance and
                                            Corporate Development

                                                                ITEM 7.A.

                                        Financial Statements

                                       ChromaXome Corporation
                                    (A Development Stage Company)

                                           April 30, 1996
                                 with Report of Independent Auditors

                             ChromaXome Corporation
                          (a Development Stage Company)

                              Financial Statements

                                 April 30, 1996




Report of Independent Auditors.............................................    1

Audited Financial Statements

Balance Sheets.............................................................    2
Statements of Operations ..................................................    3
Statements of Net Capital Deficiency.......................................    4
Statements of Cash Flows ..................................................    5
Notes to Financial Statements..............................................    6

                         Report of Independent Auditors

The Board of Directors and Stockholders
ChromaXome Corporation

We have audited the accompanying balance sheets of ChromaXome Corporation (a development stage company) as of April 30, 1996 and December 31, 1995, 1994 and 1993 and the related statements of operations, net capital deficiency and cash flows for the four months ended April 30, 1996, each of the two years in the period ended December 31, 1995, the period from March 10, 1993 (inception) to December 31, 1993 and the period from March 10, 1993 (inception) to April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ChromaXome Corporation (a development stage company) at April 30, 1996 and December 31, 1995, 1994 and 1993, and the results of its operations and its cash flows for the four months ended April 30, 1996, each of the two years in the period ended December 31, 1995, the period from March 10, 1993 (inception) to December 31, 1993 and the period from March 10, 1993 (inception) to April 30, 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that ChromaXome Corporation will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has limited capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                        /s/ Ernst & Young LLP
                                        ---------------------


San Diego, California
June 7, 1996

                             ChromaXome Corporation
                          (A Development Stage Company)

                                 Balance Sheets

                                                                             DECEMBER 31,
                                             APRIL 30,        -------------------------------------------
                                                1996             1995            1994             1993
                                                ----             ----            ----             ----
ASSETS
Current assets:
   Cash and cash equivalents                 $  63,028        $  75,858        $  2,374        $  99,516
   Other current assets                          3,384            1,575           1,575              547
                                             ---------        ---------        --------        ---------
Total current assets                            66,412           77,433           3,949          100,063
Property and equipment, at cost:
   Equipment                                   292,552          115,955          80,456               --
   Leasehold improvements                       52,183           41,021          33,057               --
                                             ---------        ---------        --------        ---------
                                               344,735          156,976         113,513               --
Less accumulated depreciation and
   amortization                                (69,434)         (47,638)        (20,857)              --
                                             ---------        ---------        --------        ---------
                                               275,301          109,338          92,656               --

Advances to stockholder                         16,513               --              --               --
Other assets, net                               62,441            8,322           5,385            6,643
                                             ---------        ---------        --------        ---------
                                             $ 420,667        $ 195,093        $101,990        $ 106,706
                                             =========        =========        ========        =========

LIABILITIES AND NET CAPITAL
   DEFICIENCY
Current liabilities:
   Accounts payable                          $  83,266        $  41,594        $  2,662        $  11,818
   Accrued compensation                         24,191           17,645             100            3,334
   Deferred contract revenue
     (Note 5)                                       --               --          93,677          115,008
   Payables to stockholder                          --               --          25,364           45,984
   Current portion of obligations
     under capital leases (Note 2)              50,900           22,000           7,000               --
                                             ---------        ---------        --------        ---------
Total current liabilities                      158,357           81,239         128,803          176,144

Convertible note payable to Houghten
   Pharmaceuticals, Inc. (Note 4)              500,000          500,000              --               --
Obligations under capital leases
  (Note 2)                                     161,791           44,698          30,918               --

Commitments and contingencies (Note 2)

Net capital deficiency:
   Common stock, $.01 par value;
     Authorized - 10,000,000
     Issued and outstanding -
       2,468,089, 1,994,089,
       1,061,928 and 1,061,928 in
       1996, 1995, 1994 and 1993,
       respectively                             24,681           19,941          10,619           10,619
   Paid-in capital                             547,964           53,682          21,056           21,056
   Deficit accumulated during the
     development stage                        (972,126)        (504,467)        (89,406)        (101,113)
                                             ---------        ---------        --------        ---------
Net capital deficiency                        (399,481)        (430,844)        (57,731)         (69,438)
                                             ---------        ---------        --------        ---------
                                             $ 420,667        $ 195,093        $101,990        $ 106,706
                                             =========        =========        ========        =========

See accompanying notes.

                             ChromaXome Corporation
                          (A Development Stage Company)

                            Statements of Operations



                                                                                  MARCH 10, 1993    MARCH 10, 1993
                                                                                   (INCEPTION)       (INCEPTION)
                                 FOUR MONTHS        YEARS ENDED DECEMBER 31,     THROUGH DECEMBER      THROUGH
                               ENDED APRIL 30,      ------------------------            31,           APRIL 30,
                                     1996             1995            1994             1993             1996
                                     ----             ----            ----             ----             ----
Contract revenue
   from related party
   (Note 5)                       $      --        $ 120,838        $529,948        $      --        $  650,786

Expenses:
   Research and development         248,257          141,646         279,574           28,082           697,559
   Selling, general and
     administrative                 216,903          393,418         230,215           72,755           913,291
                                  ---------        ---------        --------        ---------        ----------
                                    465,160          535,064         509,789          100,837         1,610,850
                                  ---------        ---------        --------        ---------        ----------
Income (loss) from
   operations                      (465,160)        (414,226)         20,159         (100,837)         (960,064)

Interest expense, net                (2,499)            (835)         (8,452)            (276)          (12,062)
                                  ---------        ---------        --------        ---------        ----------
Net income (loss)                 $(467,659)       $(415,061)       $ 11,707        $(101,113)       $ (972,126)
                                  =========        =========        ========        =========        ==========


See accompanying notes.

                             ChromaXome Corporation
                          (A Development Stage Company)

                      Statements of Net Capital Deficiency




                                                                                                             DEFICIT
                                                                                                           ACCUMULATED
                                                                            COMMON STOCK                   DURING THE       NET
                                                                            ------------       PAID - IN   DEVELOPMENT    CAPITAL
                                                                          SHARES     AMOUNT     CAPITAL       STAGE      DEFICIENCY
                                                                          ------     ------     -------       -----      ----------
   Issuance of common stock at March 10, 1993 (inception) for cash and
     services                                                            1,000,000   $10,000   $     --    $      --     $  10,000
   Issuance of common stock at $0.35 per share for cash and services        61,928       619     21,056           --        21,675
   Net loss                                                                     --        --         --     (101,113)     (101,113)
                                                                         ---------   -------   --------    ---------     ---------
Balance at December 31, 1993                                             1,061,928    10,619     21,056     (101,113)      (69,438)
   Net income                                                                   --        --         --       11,707        11,707
                                                                         ---------   -------   --------    ---------     ---------
Balance at December 31, 1994                                             1,061,928    10,619     21,056      (89,406)      (57,731)
   Issuance of common stock at $0.045 per share for cash                   500,000     5,000     17,500           --        22,500
   Issuance of common stock at $0.045 per share for services                38,107       381      1,334           --         1,715
   Issuance of common stock at $0.045 per share in connection with the
     dissolution of Bio Partnership Number One (Note 5)                    394,054     3,941     13,792           --        17,733
   Net loss                                                                     --        --         --     (415,061)     (415,061)
                                                                         ---------   -------   --------    ---------     ---------
Balance at December 31, 1995                                             1,994,089    19,941     53,682     (504,467)     (430,844)
   Issuance of common stock at $1.053 per share for cash                   474,000     4,740    494,282           --       499,022
   Net loss                                                                     --        --         --     (467,659)     (467,659)
                                                                         ---------   -------   --------    ---------     ---------
Balance at April 30, 1996                                                2,468,089   $24,681   $547,964    $(972,126)    $(399,481)
                                                                         =========   =======   ========    =========     =========

See accompanying notes.

                             ChromaXome Corporation
                          (A Development Stage Company)

                            Statements of Cash Flows



                                                                                          MARCH 10, 1993    MARCH 10, 1993
                                          FOUR MONTHS                                      (INCEPTION)       (INCEPTION)
                                             ENDED          YEARS ENDED DECEMBER 31,         THROUGH           THROUGH
                                           APRIL 30,        ------------------------       DECEMBER 31,       APRIL 30,
                                             1996             1995            1994             1993             1996
                                             ----             ----            ----             ----             ----
OPERATING ACTIVITIES
Net income (loss)                         $(467,659)       $(415,061)       $ 11,707        $(101,113)       $ (972,126)
Adjustments to reconcile net income
   (loss) to net cash provided by
   (used for) operating activities:
     Depreciation and amortization           21,796           26,781          20,857               --            69,434
     Common stock issued for
       services and dissolution of
       Bio Partnership Number One                --           19,448              --            6,175            25,623
     Changes in operating assets
       and liabilities:
       Other current assets                  (1,809)              --          (1,028)            (547)           (3,384)
       Accounts payable and accrued
         compensation                        48,218           56,477         (12,390)          15,152           107,457
       Deferred contract revenue                 --          (93,677)        (21,331)         115,008                --
                                          ---------        ---------        --------        ---------        ----------
Net cash provided by (used for)
   operating activities                    (399,454)        (406,032)         (2,185)          34,675          (772,996)
INVESTING ACTIVITIES
Additions to property and equipment         (28,130)          (8,041)        (71,199)              --          (107,370)
Advances to stockholder                     (16,513)              --              --               --           (16,513)
Other assets                                (54,119)          (2,937)          1,258           (6,643)          (62,441)
                                          ---------        ---------        --------        ---------        ----------
Net cash used for investing
   activities                               (98,762)         (10,978)        (69,941)          (6,643)         (186,324)

FINANCING ACTIVITIES
Principal payments under capital
   lease obligations                        (13,636)          (6,642)         (4,396)              --           (24,674)
Proceeds from issuance of common
   stock                                    499,022           22,500              --           25,500           547,022
Proceeds from convertible note
   payable to Houghten
   Pharmaceuticals, Inc.                         --          500,000              --               --           500,000
Payables to stockholder                          --          (25,364)        (20,620)          45,984                --
                                          ---------        ---------        --------        ---------        ----------
Net cash provided by (used for)
   financing activities                     485,386          490,494         (25,016)          71,484         1,022,348
                                          ---------        ---------        --------        ---------        ----------
Net increase (decrease) in cash and
   cash equivalents                         (12,830)          73,484         (97,142)          99,516            63,028
Cash and cash equivalents at
   beginning of period                       75,858            2,374          99,516               --                --
                                          ---------        ---------        --------        ---------        ----------
Cash and cash equivalents at end of
   period                                 $  63,028        $  75,858        $  2,374        $  99,516        $   63,028
                                          =========        =========        ========        =========        ==========

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
Interest paid                             $   4,600        $   2,700        $  3,000        $     300        $   10,600
                                          =========        =========        ========        =========        ==========
Equipment acquired under capital
   leases                                 $ 159,600        $  35,400        $ 42,300        $      --        $  237,300
                                          =========        =========        ========        =========        ==========


See accompanying notes.

                             ChromaXome Corporation
                          (A Development Stage Company)

                          Notes to Financial Statements




1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

ChromaXome Corporation (the "Company") was incorporated in the state of Delaware on March 10, 1993. The Company is engaged in the research and development of combinatorial biology. The Company has not commenced planned commercial operations and is considered to be in the development stage.

The Company will require additional financing in order to continue its research and development activities. Management is in the process of negotiating an agreement to sell the Company to Houghten Pharmaceuticals, Inc. ("HPI") (see
Note 4). The accompanying financial statements have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and highly liquid investments with remaining maturities when acquired of three months or less.

INCOME TAXES

The Company accounts for income taxes using the liability method under Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes".

                             ChromaXome Corporation
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEPRECIATION AND AMORTIZATION

Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets (generally five years). Amortization of leasehold improvements is provided on the straight-line method over the lesser of the remaining lease term or the life of the asset.

PATENTS

The Company has filed several patent applications in the U.S. Patent Office and in foreign countries. Legal and other related costs incurred in connection with pending patent applications have been deferred. Costs related to successful patent applications are amortized over the lesser of the remaining useful life of the related technology or the remaining patent life, commencing on the date the patent is issued. Deferred costs related to patent applications are charged to operations at the time a determination is made not to pursue such applications.

2. COMMITMENTS

RESEARCH AGREEMENTS

Effective April 1, 1996, the Company entered into an agreement with a university to perform research for the Company through March 31, 1997. Under the terms of the agreement, the Company is required to make payments of $13,000 in June 1996, $13,000 in October, 1996 and $14,000 in March, 1997.

Effective April 2, 1996, the Company entered into a research collaboration agreement with a non-profit research institution for a period of two years. Under the terms of the agreement, the Company is required to purchase $10,000 of materials from the institution by April 1, 1997.

LEASES

The Company leases its office facilities in San Diego, California under an operating lease which expires in November 1996. The lease provides the Company with an option to extend the lease term for an additional three years. The Company also leases certain equipment under capital leases, several of which are guaranteed by a stockholder of the Company.

                             ChromaXome Corporation
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




2. COMMITMENTS (CONTINUED)

Annual future minimum lease payments as of April 30, 1996 are as follows:

                  YEARS ENDING                      OPERATING      CAPITAL
                  DECEMBER 31,                       LEASES        LEASES
                  ------------                       ------        ------
                  1996                               $37,500      $ 47,900
                  1997                                 3,900        73,900
                  1998                                     -        53,800
                  1999                                     -        42,700
                  2000 and thereafter                      -        48,700
                                                     -------      --------
                                                     $41,400       267,000
                                                     =======
   Less amount representing interest                               (54,309)
                                                                  --------
   Present value of net minimum lease payments                     212,691
   Less current portion                                            (50,900)
                                                                  --------
   Long-term portion of capital lease obligations                 $161,791
                                                                  ========

Equipment acquired under capital leases totaled $210,200, $61,700 and $36,000 (net of accumulated amortization of $27,100, $16,000 and $6,300), at April 30, 1996 and December 31, 1995 and 1994, respectively.

Rent expense under all operating leases totaled $19,300, $53,500, $71,400 and $18,000 for the four months ended April 30, 1996, the years ended December 31, 1995 and 1994 and the period from March 10, 1993 (inception) through December 31, 1993, respectively. Rent expense totaled $162,200 for the period from March 10, 1993 (inception) through April 30, 1996.

3. NET CAPITAL DEFICIENCY

PREFERRED STOCK

As of April 30, 1996, the Company was authorized to issue 3,000,000 shares of preferred stock at a par value of $.01 per share. No shares were issued or outstanding at April 30, 1996.

                             ChromaXome Corporation
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




3. NET CAPITAL DEFICIENCY (CONTINUED)

STOCK OPTION PLAN

Effective March 1994, the Company adopted a stock option plan (the "Plan") under which 200,000 shares of common stock are reserved for issuance upon exercise of options granted by the Company to qualifying employees, directors and consultants (as defined). Options under the Plan shall be either incentive stock options or nonstatutory stock options. The exercise price of the options shall not be less than the fair market value on the date of grant. Options generally become exercisable over a period of four years and the maximum term of options granted is ten years.

As of April 30, 1996, the Company had outstanding options to purchase 259,066 shares of common stock, of which 177,000 were issued outside of the Plan. The outstanding options are exercisable at prices ranging from $.043 to $.85 per share. As of April 30, 1996, options to purchase 62,320 common shares were exercisable.

WARRANTS

In January and February 1996, 474,000 shares of the Company's common stock were issued to a group of investors for cash proceeds of $499,022. Warrants to purchase 276,795 shares of the Company's common stock were also issued at an exercise price of $1.05 per share. These warrants can be exercised through July 5, 1996 or earlier upon notification given by HPI to exercise its option to purchase the Company (see Note 4).

4. CONVERTIBLE NOTE PAYABLE

In August 1995, HPI acquired an option to purchase the Company in exchange for a $500,000 loan. The parties are in the process of negotiating a definitive acquisition agreement. The option expires on the earlier of June 30, 1996 or 30 days after HPI receives data from certain research being conducted by a research partner of the Company. The option may, under certain circumstances, be extended by HPI for a limited period of time. If the option expires, HPI's loan will be converted into the Company's common stock for the number of shares it would convert at $1.67 per share.

                             ChromaXome Corporation
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




5. CONTRACT REVENUE

Effective December 31, 1993, the Company established a partnership, Bio Partnership Number One (the "Partnership"), with EBR Holdings Limited Partnership ("EBR"). The Company contributed all rights and ownership of its intellectual property in exchange for a 49% interest in the Partnership. EBR contributed cash of $140,000 and agreed to finance all research services performed by the Company. Also on December 31, 1993, the Company entered into an agreement to provide all services for the Partnership at cost. The Company recognized contract revenue, which approximated the related costs, from this agreement of $120,838 and $529,948 in 1995 and 1994, respectively.

Effective February 2, 1995, the Company and EBR entered into an agreement to dissolve the Partnership. Under the terms of the dissolution agreement, EBR received 394,054 shares of the Company's common stock and all rights and ownership of the Partnership's intellectual property rights were transferred to the Company. The common stock was valued at $17,733 and was charged to operations. In addition, EBR agreed to pay certain of the Company's obligations, including approximately $26,000 of payables owed to a stockholder.

In connection with the dissolution agreement, the Company granted EBR the preemptive right to purchase additional stock for the purpose of maintaining EBR's proportionate interest in the issued and outstanding shares of the Company.

6. INCOME TAXES

At April 30, 1996, the Company had federal and California income tax net operating loss carryforwards of approximately $966,000 and $919,000, respectively. The Company also had federal and California research tax credit carryforwards of $2,200 and $6,000, respectively. The federal net operating loss and tax credit carryforwards will begin to expire in 2008 unless previously utilized, while the California net operating loss carryforwards will begin to expire in 1998.

In accordance with certain provisions of the Internal Revenue Code, a change in ownership of greater than 50% within a three-year period will place an annual limitation on the Company's ability to utilize its existing net operating loss and tax credit carryforwards. If the transaction described in Note 4 is completed, a change in ownership will occur.

                             ChromaXome Corporation
                          (A Development Stage Company)

                    Notes to Financial Statements (continued)




6. INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax assets are shown below.

                                                                          DECEMBER 31,
                                           APRIL 30,       ------------------------------------------
                                             1996             1995            1994            1993
                                             ----             ----            ----            ----
Deferred tax assets:
   Net operating loss carryforwards       $ 393,000        $ 198,000        $ 30,000        $ 34,000
   Research and development tax
     credits                                  6,000            3,000           3,000           3,000
                                          ---------        ---------        --------        --------
Total deferred tax assets                   399,000          201,000          33,000          37,000
Valuation allowance for deferred
   tax assets                              (399,000)        (201,000)        (33,000)        (37,000)
                                          ---------        ---------        --------        --------
Net deferred tax assets                   $      --        $      --        $     --        $     --
                                          =========        =========        ========        ========

The difference between the thirty-five percent federal statutory rate and the zero percent actual rate for 1994 is attributable to the utilization of net operating loss carryforwards in 1994.

A valuation allowance of $399,000 has been recognized to offset the deferred tax assets as realization of such assets is uncertain.

                                                                      ITEM 7. B.

                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


         The following unaudited pro forma condensed combined balance sheet as of June 30, 1996 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 give effect to the acquisition of ChromaXome Corporation ("ChromaXome") as of June 30, 1996 for the pro forma condensed combined balance sheet and as of January 1, 1995 for the pro forma condensed combined statements of operations.

         The pro forma condensed combined financial statements are based on historical financial statements of Houghten Pharmaceuticals, Inc. ("Houghten") and ChromaXome, giving effect to the acquisition applying the purchase method of accounting and the assumptions and adjustments as discussed in the accompanying notes to the pro forma condensed combined financial statements. These pro forma condensed combined financial statements have been prepared by the management of Houghten based upon the audited consolidated financial statements of Houghten and ChromaXome as of December 31, 1995 and for the year then ended, the unaudited consolidated financial statements of Houghten as of June 30, 1996 and for the six months then ended and the audited financial statements of ChromaXome as of April 30, 1996 and for the four months then ended. Operating results of ChromaXome for May and June 1996 are not material. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes as well as the historical financial statements and notes thereto and narrative sections. The audited consolidated financial statements of Houghten as of December 31, 1995 and for the year then ended were previously reported in Houghten's prospectus dated March 29, 1996 filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, with reference to Registration Nos. 333-1376 and 333-2982. The unaudited consolidated financial statements of Houghten as of June 30, 1996 and for the six months then ended were previously reported in Houghten's Form 10-Q for the quarter ended June 30, 1996. The audited financial statements of ChromaXome as of December 31, 1995 and for the year then ended and as of April 30, 1996 and for the four months then ended are included with this Form 8-K at
Item 7.A. The pro forma condensed combined financial statements do not purport to be indicative of what actual results of operations would have been for the periods presented had the transaction occurred on the dates indicated and do not purport to indicate the results of future operations or financial position of Houghten from the transaction date forward.

                         HOUGHTEN PHARMACEUTICALS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JUNE 30, 1996
                                   (Unaudited)


                                                                                             Pro Forma            Pro Forma
ASSETS                                                            Houghten     ChromaXome   Adjustments            Combined
                                                               ------------    ----------   -----------           ----------
Current assets:
     Cash and cash equivalents                                 $  6,617,456     $  63,028           -             $  6,680,484
     Short term investments                                      25,539,606           -             -               25,539,606
     Accounts receivable                                            419,225           -             -                  419,225
     Other current assets                                           395,037         3,384           -                  398,421
                                                               ------------     ---------   -----------           ------------
Total current assets                                             32,971,324        66,412           -               33,037,736

Property and equipment, net                                         836,875       275,301           -                1,112,176
Advances to stockholder                                                 -          16,513           -                   16,513
Other assets                                                        438,762        62,441      (100,000)    (b)        401,203
                                                               ------------     ---------   -----------           ------------
                                                               $ 34,246,961     $ 420,667      (100,000)          $ 34,567,628
                                                               ============     =========   ===========           ============

LIABILITIES AND
STOCKHOLDERS' EQUITY (net capital deficiency)

Current liabilities:
     Accounts payable                                          $    469,811        83,266       457,500     (b)   $  1,010,577
     Accrued  compensation                                          399,331        24,191           -                  423,522
     Other accrued liabilities                                    1,593,141           -             -                1,593,141
     Current portion of obligations under capital leases            361,842        50,900           -                  412,742
     Deferred revenue                                             2,711,772           -             -                2,711,772
                                                               ------------     ---------   -----------           ------------
Total current liabilities                                         5,535,897       158,357       457,500              6,151,754

Convertible note payable to Houghten Pharmaceuticals, Inc.              -         500,000      (500,000)    (a)            -
Obligations under capital leases                                    315,587       161,791           -                  477,378

Stockholders' equity (net capital deficiency):
     Paid-in capital                                             69,698,169       572,645    (1,072,645)    (C)     70,791,171
                                                                                              1,093,002     (e)
                                                                                                500,000     (a)

     Deferred compensation, net                                  (1,875,151)          -             -               (1,875,151)
     Accumulated deficit                                        (39,427,541)     (972,126)      972,126     (c)    (40,977,524)
                                                                        -             -      (1,549,983)    (d)
                                                               ------------     ---------   -----------           ------------
Total stockholders' equity (net capital deficiency)              28,395,477      (399,481)      (57,500)            27,938,496
                                                               ------------     ---------   -----------           ------------
                                                               $ 34,246,961       420,667      (100,000)          $ 34,567,628
                                                               ============     =========   ===========           ============


   See accompanying notes to Pro Forma Condensed Combined Financial Statements

                         HOUGHTEN PHARMACEUTICALS, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (Unaudited)



                                                                                     Pro Forma             Pro Forma
                                                      Houghton       ChromaXome      Adjustments            Combined
                                                    -----------      ----------      -----------           ---------
Revenues:
      Net Sales                                     $ 1,369,662      $ 120,838        $     -             $ 1,490,500
                                                    -----------      ---------        ---------           -----------
                                                      1,369,662        120,838              -               1,490,500

Costs and expenses:
      Cost of sales                                   1,313,132            -                -               1,313,132
      Research and development                        7,288,199        141,646         (400,000)   (a)      7,029,845
      Selling, general and administrative             2,722,221        393,418              -               3,115,639
                                                    -----------      ---------        ---------           -----------
                                                     11,323,552        535,064         (400,000)           11,458,616
                                                    -----------      ---------        ---------           -----------
Loss from operations                                 (9,953,890)      (414,226)         400,000            (9,968,116)
Other income (expense):
      Interest income                                   135,749            -                -                 135,749
      Interest expense                                  (85,645)          (835)             -                 (86,480)
      Corporate joint venture                           414,063            -                -                 414,063
                                                    -----------      ---------        ---------           -----------
Net loss                                            $(9,489,723)     $(415,061)       $ 400,000           $(9,504,784)
                                                    ===========      =========        =========           ===========
Net loss per share                                  $     (1.00)     $     -          $     -             $     (0.97)
                                                    ===========      =========        =========           ===========
Shares used in computing
      net loss per share                              9,647,000            -            193,170    (b)      9,840,170
                                                    ===========      =========        =========           ===========

(1) The above pro forma condensed consolidated statement of operations does not include a $1.6 million charge for in-process research and development for the estimated fair value of the in-process technology of ChromaXome.

                         HOUGHTEN PHARMACEUTICALS, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30. 1996
                                   (Unaudited)



                                                                                      Pro Forma               Pro Forma
                                                      Houghton       ChromaXome      Adjustments               Combined
                                                    ------------     ----------      -----------              ---------

Revenues:
      Net sales                                     $   890,429       $     -        $    -                 $   890,429
                                                    -----------       ---------      --------               -----------
                                                        890,429             -             -                     890,429

Costs and expenses:
      Cost of sales                                     482,552             -             -                     482,552
      Research and development                        3,002,911         248,257           -                   3,251,168
      Selling, general and administrative               866,512         216,903           -                   1,083,415
                                                    -----------       ---------      --------               -----------
                                                      4,351,975         465,160           -                   4,817,135
                                                    -----------       ---------      --------               -----------
Loss from operations                                 (3,461,546)       (465,160)          -                  (3,926,706)
Other income (expense):
      Interest income                                   431,280             -             -                     431,280
      Interest expense                                  (17,473)         (2,499)          -                     (19,972)
                                                    -----------       ---------      --------               -----------
Net loss                                            $(3,047,739)      $(467,659)     $    -                 $(3,515,398)
                                                    ===========       =========      ========               ===========
Net loss per share                                  $     (0.23)      $     -        $    -                 $     (0.27)
                                                    ===========       =========      ========               ===========
Shares used in computing
      net loss per share                             13,000,939             -         193,170        (b)     13,194,109
                                                    ===========       =========      ========               ===========


(1) The above pro forma condensed consolidated statement of operations does not include a $1.6 million charge for in-process research and development for the estimated fair value of the in-process technology of ChromaXome.

           Notes To Pro Forma Condensed Combined Financial Statements

                                   (Unaudited)


1.       Historical

         The historical balances represent the financial position and results of operations for each company and were derived from their respective financial statements for the indicated period.

2.       Pro Forma

         Effective August 1, 1996, Houghten acquired all the outstanding shares of ChromaXome. As part of the acquisition, a wholly-owned subsidiary of Houghten merged with and into ChromaXome, and ChromaXome became a wholly-owned subsidiary of Houghten. The estimated purchase price of $1,651,000 consists of the following: (i) $1,093,000 related to market value of shares and options to acquire shares of Houghten Common Stock issued in connection with the transaction, (ii) $100,000 of outstanding advances to ChromaXome and (iii) estimated transaction costs of $458,000. The estimated purchase price does not included the value of additional shares of Houghten Common Stock and options to acquire such shares which may be issued upon the achievement of milestones by the business of ChromaXome. The estimated total purchase price has been allocated to the fair market value of the tangible and intangible assets acquired and liabilities assumed. Based on the estimated purchase price, Houghten has allocated $1,550,000 to acquired in-process research and development which will be charged to Houghten's statement of operations in the third quarter of 1996.
         The unaudited pro forma condensed balance sheet has been prepared to reflect the acquisition of ChromaXome as if it occurred on June 30, 1996. The unaudited pro forma condensed combined statements of operations have been prepared to reflect the acquisition of ChromaXome as if it occurred on January 1, 1995. The acquisition has been accounted for under the purchase method of accounting. The following pro forma adjustments are reflected in the unaudited pro forma condensed combined financial statements.

            Pro forma Condensed Combined Balance Sheet:

            (a) Elimination of intercompany receivables and payables between
                Houghten and ChromaXome.

            (b) Accrual of certain transaction costs related to the acquisition and elimination of advances to ChromaXome.

            (c) Elimination of ChromaXome's equity accounts as required by generally accepted accounting principals.

            (d) Estimated charge to operations for in-process research and development technology. This amount is not included in the pro forma combined statements of operations as it represents a one-time nonrecurring charge.

            (e) Issuance of 193,170 shares of Houghten common stock to former
                ChromaXome stockholders and issuance of options to acquire approximately 27,660 shares of Houghten Common Stock.


            Pro forma Condensed Combined Statements of Operations:

            (a) Elimination of advances from Houghten previously written off to research and development.

            (b) The shares used in computing the pro forma net loss per share are based on the shares issued to former ChromaXome stockholders related to the acquisition.

                                  Exhibit Index



Exhibit
Number                         Description

   2.1     Agreement and Plan of Reorganization dated as of June
          24, 1996 among HPI, CXC, CXC Acquisition Corporation,
          Katie A. Thompson, Michael C. Dickman, Robert E. Leach and Donna C. Leach.

  23.1    Consent of Ernst & Young LLP.